UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, Pennsylvania	15238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 967-3000

Check the appropriate box below if the Form 8-K is intended to satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2008, the Board of Directors of the Company amended the Bylaws of the Company, principally to permit the Chairman of the Board of the Company to be a person other than an executive officer of the Company. Under the Bylaws as they existed prior to the amendment, the Chairman of the Board was required to be an executive officer of the Company. Certain changes were made in Article III, entitled “Officers and Employees”, and in other sections of the Bylaws to effectuate this amendment. The powers and duties which had previously been exercised under the Bylaws by the Chairman of the Board are now assigned to the President.

In addition, Section 2.01(d) of the Bylaws was amended to provide that if a vacancy in the Board of Directors is filled by the majority vote of the disinterested directors, then any director that is so elected will be required to stand for re-election at the next succeeding annual meeting of shareholders. A copy of the Company’s amended Bylaws is filed herewith as Exhibit 3.1.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On February 28, 2008, the Board of Directors of the Company made certain changes to the Code of Business Conduct and Ethics of the Company. The principal changes to the Code were to clarify and reinforce the Company’s policy concerning the “appearance of impropriety” on the part of employees regarding ethical violations. Section A.7 of the Code, “Appearance of Impropriety,” was changed to require employees to seek approval from appropriate persons at the Company if a contemplated action might create the appearance of impropriety. In addition, language was added to that section and to Section B.1 of the Code, “Freedom from Constraints”, to clarify that employees must not engage in activities or transactions with the Company or otherwise that would improperly benefit the employee’s self interest (financial or otherwise) when the activity may be detrimental to the Company.

In addition, a new Section B.10 to the Code, “Insider Trading,” was added to apply along with the Company’s insider trading policy to all employees to prohibit trading in Company securities while in possession of material inside information and the “tipping” of others to such information.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description
3.1	Bylaws of the Company as amended to February 28, 2008.

14.1	Code of Business Conduct and Ethics of the Company as amended to February 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY
(Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: March 5, 2008